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                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            VIROPHARMA INCORPORATED

     VIROPHARMA INCORPORATED, (the "Corporation"), a corporation organized and existing under of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the board of directors of the Corporation (the "Board of Directors"), by unanimous written consent filed with the minutes of proceedings of the Board of Directors, duly adopted a resolution declaring advisable the amendment of the Amended and Restated Certificate of Incorporation of the Corporation and submitted the same to the stockholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by adding the following Article "SEVENTH" thereto following the Article thereof numbered "SIXTH":

     "SEVENTH: In furtherance of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation, except as otherwise provided or permitted in the Bylaws of the Corporation or under the General Corporation Law of the State of Delaware."

     SECOND: That the stockholders of the Corporation have duly approved the aforesaid amendment in accordance with the provisions of (S)212 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of (S)242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Viropharma Incorporated has caused this Certificate of Amendment to be signed by an authorized officer this 18th day of May, 1999.

                              VIROPHARMA INCORPORATED

                              /s/ Thomas F. Doyle
                              ----------------------------------
                              Thomas F. Doyle
                              Vice President and General Counsel
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                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            VIROPHARMA INCORPORATED


     FIRST:   The corporate name of the corporation (hereinafter called the
     -----
"Corporation") is ViroPharma Incorporated.

     SECOND:  The address of the registered office of the Corporation in the
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State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805,
County of New Castle, and the name of the registered agent of this Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:   The purpose of the Corporation is to engage in any lawful business
     -----
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and, in general, to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of Delaware or by the Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     FOURTH:  A. The Corporation is authorized to issue two (2) classes of
     ------
capital stock, to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock which the Corporation is authorized to issue is Thirty Two Million (32,000,000). The total number of shares of Common Stock which the Corporation shall have the authority to issue is Twenty Seven Million (27,000,000). The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Five Million (5,000,000). The Preferred Stock shall have a par value of $.001 per share, and the Common Stock shall have a par value of $.001 per share.

              B. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of all or any of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

              The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination as to the following:

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                 (a) The number of shares constituting that series and the
              distinctive designation of that series;

                 (b) The dividend rate on the shares of that series, if any, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                 (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (d) Whether that series shall have conversion privileges, and, if so the terms and conditions of such conversion, including, provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (e) Whether or not the shares of that series shall be
              redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (f) Whether that series shall have a sinking fund for the
              redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                 (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (h) Any other relative rights, preferences and limitations of that series.

     Unless otherwise provided in the certificate for each such series, shares of Preferred Stock of any series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

     FIFTH:  The Board of Directors of the Corporation shall consist of such
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number of directors as shall be fixed from time to time by resolution of the
Board of Directors. The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years and until their successors shall have been elected and qualified. The three initial classes of directors shall be comprised as follows:

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               (i) Class I shall be comprised of directors who shall serve until the annual meeting of stockholders held in the first year following the year in which the initial classes of directors were established and until their successors shall have been elected and qualified.

               (j) Class II shall be comprised of directors who shall serve until the annual meeting of stockholders held in the second year following the year in which the initial classes of directors were established and until their successors shall have been elected and qualified.

               (k) Class III shall be comprised of directors who shall serve until the annual meeting of stockholders held in the third year following the year in which the initial classes of directors were established and until their successors shall have been elected and qualified.

SIXTH:  No director of the Corporation shall be personally liable to the
-----
Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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